UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   October 16, 2008

PARK ELECTROCHEMICAL CORP.

(Exact Name of Registrant as Specified in Charter)

New York	1-4415	11-1734643

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 South Service Road, Melville,	New York	11747

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(631) 465-3600

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(f)

Determination of Cash Bonus Awards for Fiscal Year 2008

On October 16, 2008, the Compensation Committee of the Board of Directors of Park Electrochemical Corp. (the “Company”) approved a cash bonus award for the Company’s Chief Executive Officer identified below for the fiscal year ended March 2, 2008. Other compensation for fiscal year 2008 was previously reported by the Company in the Summary Compensation Table beginning on page 9 of the definitive proxy statement, dated June 24, 2008, for its 2008 Annual Meeting of Shareholders (filed with the Securities and Exchange Commission on June 24, 2008) (the “Proxy Statement”). As of the filing of the Proxy Statement, cash bonuses for executive officers had not been determined and, therefore, were omitted from the Summary Compensation Table included in the Proxy Statement. Pursuant to Item 5.02(f) of Form 8-K, the cash bonus award for the Company’s Chief Executive Officer for fiscal year 2008 is set forth below, and the cash bonus awards for the Company’s other named executive officers for fiscal year 2008 were set forth in Item 5.02(f) of the Company’s Current Report on Form 8-K dated August 26, 2008.

	Fiscal Year 2008
Name and Principal Position	Cash Bonus Award	Total Compensation
Brian E. Shore	$100,000	$710,261
President and Chief Executive Officer

As the Company has previously reported, the Company’s Chief Executive Officer has declined to accept the Compensation Committee’s offer of a bonus and a salary increase each year since the Company’s 2001 fiscal year. Earlier in the current fiscal year, the Company’s Chief Executive Officer declined to accept the Compensation Committee’s offer of a bonus for fiscal year 2008 and a salary increase for fiscal year 2009. The Company’s Chief Executive Officer has stated that he intends to donate the 2008 fiscal year bonus to charity.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK ELECTROCHEMICAL CORP.

Date: October 22, 2008	By:	/s/ Stephen E. Gilhuley
		Name:	Stephen E. Gilhuley
		Title:	Executive Vice President, Secretary
and General Counsel